UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

Ultra Clean Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50646	61-1430858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26462 Corporate Avenue
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 576-4400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	UCTT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed in the Current Reports on Form 8-K filed by Ultra Clean Holdings, Inc. (the “Company”) on April 28, 2026 and July 8, 2026, Sheri Savage notified the Company of her intention to retire, and the Company appointed Michael Keogh to succeed her as Chief Financial Officer effective August 5, 2026.
On August 4, 2026, the Company entered into a Transition and Garden Leave Agreement with Ms. Savage (the “Transition Agreement”). Pursuant to the Transition Agreement, effective August 5, 2026, Ms. Savage ceased to serve as the Company’s Chief Financial Officer and resigned from all other officer positions she held with the Company and its subsidiaries and affiliates. Her transition was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its financial reporting, accounting controls or procedures.
Under the Transition Agreement, Ms. Savage will remain employed by the Company as a non-officer employee with the title of Finance Advisor until May 1, 2027 (the “Separation Date”), unless her employment terminates earlier (the period of her continued employment, the “Garden Leave Period”). During the Garden Leave Period, she will be relieved of her duties as Chief Financial Officer and will perform only transition-related special projects as the Company may reasonably request.
Subject to Ms. Savage’s execution and non-revocation of a general release of claims and her continued compliance with the Transition Agreement, during the Garden Leave Period the Company will continue her base salary at the rate in effect on August 5, 2026, her eligibility for a fiscal year 2026 annual bonus, and her participation in the Company’s employee benefit plans, in each case subject to the applicable plans and policies; she will not be eligible for any salary increase or additional equity awards. Her outstanding equity awards will continue to vest during the Garden Leave Period in accordance with their terms, and any awards that remain unvested when her employment ends will be forfeited.
Ms. Savage’s employment will terminate automatically on the Separation Date and otherwise remains at-will. If the Company terminates her employment without cause before the Separation Date, the Company will continue her base salary through the original Separation Date, subject to a supplemental release of claims; if she resigns or is terminated for cause, her compensation, benefits and continued equity vesting will cease as of the date of termination.
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Exhibit Description
10.1*	Transition and Garden Leave Agreement, dated August 4, 2026, by and between Ultra Clean Holdings, Inc. and Sheri Savage.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	August 6, 2026	By:	/s/ Paul Y. Cho
Name: Paul Y. Cho Title: General Counsel and Corporate Secretary